SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

         Filed by the Registrant            X
         Filed by a party other than the registrant
         Check the appropriate box:
  X               Preliminary proxy statement
                  Definitive proxy statement
                  Definitive additional materials
                  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             Rea-Graham Funds, Inc.
                (Name of Registrant as Specified in Its Charter)

                            Rea-Graham Balanced Fund
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

        $125 per Exchange Act Rule 0-11(c)(1)(ii),  14a-6(i)(1),  or 14a-6(j)(2)
        $500 per each party to the controversy pursuant to Exchange Act Rule
          14a-6(i)(3).
        Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

         (1)    Title of each class of securities to which transaction applies:

         (2)    Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         (4)    Proposed maximum aggregate value of transaction:

                  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                 PRELIMINARY PROXY MATERIALS -- FOR SEC USE ONLY


                             REA-GRAHAM FUNDS, INC.
                            REA-GRAHAM BALANCED FUND
                              12100 Wilshire Blvd.
                                    Suite 680
                          Los Angeles, California 90025

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                    To be held January 12, 1998 at 10:00 a.m.


         A Special Meeting of the Shareholders of Rea-Graham Balanced Fund (the "Fund"), a series of Rea-Graham Funds, Inc. (the "Company") will be held at the offices of the Fund's transfer agent, PFPC, Inc., 400 Bellevue Parkway, Suite 108, Wilmington, Delaware 19809, on January 12, 1998 at 10:00 a.m. Eastern Time, or at such adjourned time as may be necessary to vote (the "Meeting") for the following purposes:

PROPOSAL 1.     To approve a new Investment Advisory Agreement for the Fund;

PROPOSAL 2.     To approve a new Sub-Investment Advisory Agreement for the Fund;

PROPOSAL 3.     To elect Directors of the Fund; and

PROPOSAL 4. To transact such other business as may properly come before the Meeting.

         Shareholders of record of the Fund at the close of business on December 1, 1997 (the "Record Date") will be entitled to vote at the Meeting. Each share of the Fund is entitled to one vote and fractional shares have pro-rata voting rights.

         We urge you to sign, date and return your proxy in the enclosed addressed envelope, which requires no postage and is intended for your convenience. Your prompt return of your proxy or proxies may save the Fund the necessity and expense of further solicitations to ensure a quorum at the Meeting. You may vote your shares in person at the Meeting.

                       By Order of the Board of Directors

                                              James B. Rea, Jr.
                                              Secretary

Los Angeles, California
December __, 1997

                                 PROXY STATEMENT

                             REA-GRAHAM FUNDS, INC.
                            REA-GRAHAM BALANCED FUND

                              12100 Wilshire Blvd.
                                    Suite 680
                          Los Angeles, California 90025

                         SPECIAL MEETING OF SHAREHOLDERS


                    To be held January 12, 1998 at 10:00 a.m.


         This Proxy Statement and enclosed form of proxy are furnished in connection with the solicitation of proxies by and on behalf of the Directors of the Fund to be used at a Special Meeting of Shareholders of the Fund to be held at the offices of the Fund's transfer agent, PFPC, Inc., 400 Bellevue Parkway, Suite 108, Wilmington, Delaware 19809, on January 12, 1998, at 10:00 a.m. Eastern Time or at any adjournment or adjournments thereof (the "Meeting"), for the purposes set forth in the accompanying Notice.

         This Proxy Statement and the form of proxy are being mailed to shareholders on or about December __, 1997. Any shareholder giving a proxy has the power to revoke it by mail (addressed to the Secretary of the Fund at the principal executive office of the Fund, 12100 Wilshire Blvd., Suite 680, Los Angeles, California 90025) or in person at the Meeting, by executing a superseding proxy or by submitting a notice of revocation to the Fund. All properly executed and unrevoked proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, for each proposal referred to in the proxy statement.

         Holders of record of the shares of common stock of the Fund at the close of business on December 1, 1997 (the "Record Date") will be entitled to one vote per share on each proposal presented at the Meeting and fractional shares have pro-rata voting rights.

         A copy of the Fund's most recent annual report and semi-annual report is available upon request and without charge by calling the Fund at (800) 433-1998 at their principal executive office, 12100 Wilshire Blvd., Suite 680, Los Angeles, California 90025.

         James Buchanan Rea, Inc., 12100 Wilshire Blvd., Los Angeles, California 90025, currently serves as the Fund's investment adviser, principal underwriter and administrator.

                                   PROPOSAL 1

                                APPROVAL OF A NEW
                          INVESTMENT ADVISORY AGREEMENT

         The Board of Directors of the Fund is proposing that shareholders of the Fund approve a new Investment Advisory Agreement (the "New Agreement") to be entered into between the Fund and American Diversified Securities, Inc. ("ADS"), the entity that has proposed to acquire control of James Buchanan Rea, Inc.
("JBRI") through a merger transaction as more fully discussed below (the "Transaction"). A form of the New Agreement is attached hereto as Exhibit A.

         JBRI has served as investment manager and distributor for the Fund since the Fund was established in 1982. JBRI serves as investment adviser pursuant to the Fund's existing Investment Advisory Agreement with JBRI (the
"Current Agreement"). In connection with a proposed change in control of the ownership of JBRI pursuant to which ADS intends to acquire all of the voting shares of JBRI, this change of control of JBRI would constitute an assignment (as that term is defined in the Investment Company Act of 1940 (the "1940 Act")) of the Current Agreement. As required under the 1940 Act, the Current Agreement provides for its automatic termination in the event of an "assignment."

         Because the Current Agreement will be terminated upon the completion of the change in control of JBRI, which is currently expected to occur on or about January 12, 1998, it is necessary to adopt a new investment management agreement for the Fund. Management of the Fund made a proposal to the Directors at a meeting held on November 24, 1997, for the adoption of the New Agreement. The New Agreement differs from the Current Agreement only with respect to the names of the parties and the dates, and with respect to certain non-material changes that have been made to reflect recent regulatory developments. The Directors at this meeting accepted this recommendation for the adoption of the New Agreement and the Directors are recommending that shareholders approve the New Agreement. In addition, as more fully discussed below under Proposal 2, the Directors are also recommending that shareholders approve of a new sub-investment advisory agreement for the Fund pursuant to which a new sub-investment advisory firm, Ladas & Hulings, Inc., would take on the day-to-day portfolio management responsibilities for the Fund subject to the review and oversight of ADS.

         The  Directors  were also  advised that JBRI intends to rely on Section
15(f) of the 1940 Act which provides a non-exclusive safe harbor for an investment adviser to an investment company, and any of the investment adviser's affiliated persons (as defined in the 1940 Act) to receive any amount or benefit in connection with a change in control of the investment adviser so long as two conditions are met. First, for a period of three years after the Transaction, at least 75% of the Directors must be persons who are not "interested persons" of the predecessor or successor adviser. JBRI and ADS have indicated that they intend to comply with this 75% requirement with respect to the Directors of the Fund for the three year period following the Transaction. The second condition of Section 15(f) is that, for a period of two years following an acquisition, there must not be imposed on the funds any "unfair burden" as a result of the acquisition or any express or implied terms, conditions or understandings related to it. An "unfair burden" would include any arrangement whereby an adviser, or any interested person of the adviser, would receive or be entitled to receive any compensation, directly or indirectly, from the funds or their shareholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the fund (other than bona fide ordinary compensation as principal underwriter for the fund.) In this regard, the Directors noted that no special compensation arrangements were contemplated in connection with the Transaction.

          1.       The Proposed Change in Control of JBRI

         Presently, the voting stock of JBRI is controlled by Mr. James B. Rea Jr., and members of his immediate family. The following persons currently own beneficially or of record 10% or more of the outstanding voting securities of
JBRI: Mr. James B. Rea, Jr.; Mrs. Frances L. Rea; and the Rea Community Property Living Trust. The address of each such person is c/o JBRI, 12100 Wilshire Blvd., Suite 680, Los Angeles, California 90025.

         It is proposed that as a result of the Transaction, which will be effectuated as a merger, ADS will acquire all of the outstanding voting shares of JBRI. It is also proposed that Mr. James B. Rea, Jr., who currently serves as President of the Fund and Portfolio Manager of the Fund, will be retained by ADS to continue to serve as President and Portfolio Manager for the Fund and President, Chief Executive Officer and Chief Financial Officer of ADS.

         ADS is a Nevada corporation organized in February 1997 for the purpose of effectuating the Transaction and which does not yet have an operating history and has not previously engaged in the investment management business or in the operation and distribution of registered investment companies. ADS will succeed to the business operations of JBRI and will operate as a broker-dealer and registered investment adviser as successor to JBRI as a result of the Transaction. ADS is a wholly-owned subsidiary of American Diversified Holdings, Inc., a multinational corporation formed to manage a family of international mutual funds in Europe and the United States. American Diversified Holdings, Inc. is the parent company to American Diversified Holdings, AG, a German provider of financial service products located in Berlin.

          2.       The Current Agreement

         Under the terms of the Current Agreement, JBRI manages the Fund's investments and the Fund pays JBRI annual investment management fees based on the Fund's average daily net assets, calculated as follows: (i) 1.00% per annum of the first $20 million of average daily net assets; (ii) .75% per annum of the next $80 million of such assets; (iii) .50% per annum of the next $100 million of such assets; and (iv) .45% of such assets in excess of $200 million. For the fiscal year ended March 31, 1997, the Fund paid investment advisory fees to JBRI in the amount of $115,095.

         The Current Agreement has been previously approved by shareholders in the ordinary course of obtaining shareholder approval of such agreement as required by applicable law. The Current Agreement is dated July 15, 1988 and was last submitted to a vote of shareholders on July 15, 1988.

         The Fund is subject to a Plan of Distribution, and related agreements, in accordance with Rule 12b-1 of the 1940 Act. Under the terms of such Plan of Distribution, the Fund may make payments in connection with the distribution of the Fund's shares at an annual rate of .35% of the net asset value of the Fund. Such payments are designed to facilitate the sale of Fund shares. The Plan of Distribution will remain in full force and effect for the Fund and will not be changed or affected as a result of the matters addressed herein.

         The investment advisory fee will not change under the New Agreement and will remain the same fee as provided for in the Current Agreement. In addition, ADS has voluntarily agreed for a period of two years following the approval of the New Agreement, to limit the Fund's total operating expenses to 2.80% per annum.

          3.       The Directors' Considerations and Recommendations

         In approving the New Agreement and determining to submit it to shareholders for approval, the Directors concluded that the compensation to be paid by the Fund to ADS under the New Agreement is fair and reasonable. In making this determination, the Directors considered several factors. The factors considered by the Directors included: (1) the investment management fees payable under the Current Agreement and those payable under the New Agreement; (2) the efforts and expenses of JBRI in rendering its services to the Fund and the proposed efforts and expenses of ADS in rendering services to the Fund; (3) the nature, quality and extent of the services as currently provided by JBRI to the Fund and as to be provided by ADS under the New Agreement; (4) the fees charged by investment managers operating funds with similar investment objectives; (5) the fact that Mr. James B. Rea, Jr., the current Portfolio Manager of the Fund and President of JBRI will continue to serve as Portfolio Manager of the Fund and will serve as President, Chief Executive Officer and Chief Financial Officer of ADS; and (6) the proposed addition of a new sub-investment adviser for the Fund which would have its fees paid directly by ADS without increasing the Fund's investment advisory fees.

Required Vote

         The approval of the New Investment Advisory Agreement requires the affirmative vote of a majority of the Fund's outstanding voting securities, which for these purposes means the vote (i) of 67 percent or more of the voting securities present at the Meeting, if the holders of more than 50 percent of the outstanding voting securities of the Fund are present or represented by proxy, or (ii) of more than 50 percent of the outstanding voting securities of the Fund, whichever is less.

         THE DIRECTORS RECOMMEND THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENT, AND ANY SIGNED BUT UNMARKED PROXIES WILL BE SO VOTED.

                                   PROPOSAL 2

                                APPROVAL OF A NEW
                        SUB-INVESTMENT ADVISORY AGREEMENT

         The Board of Directors of the Fund is proposing that shareholders approve a new Sub-Investment Advisory Agreement (the "Sub-Advisory Agreement") to be entered into between ADS and Ladas & Hulings, Inc. ("Ladas & Hulings") a registered investment adviser founded in 1970 and headquartered in Scottsdale, Arizona with regional offices in Austin, Texas and Palm Beach, Florida which currently has approximately $270 million in assets under management which consists of $180 million in domestic managed accounts and $90 million in non-domestic managed accounts. The sub-investment advisory fees payable to Ladas & Hulings would be paid directly by ADS from its investment advisory fees and would not be paid directly by the Fund. As provided for in the Sub-Advisory Agreement (a copy of which is attached hereto as Exhibit B), ADS would pay Ladas & Hulings sub-advisory fees based on the Fund's average daily net assets calculated as follows: (i) .50% per annum of the first $20 million of average daily net assets; (ii) .375% per annum of the next $80 million of such assets;
(iii) .25% per annum of the next $100 million of such assets; and (iv) .225%of such assets in excess of $200 million.

         Ladas & Hulings is being proposed as a new sub-investment adviser for the Fund because their investment style is substantially similar to the investment style followed by JBRI (and which will continue to be followed by ADS following the Transaction) which involves the use of fundamental investment analysis applied and adapted to the global equity markets. It is proposed that Ladas & Hulings would take over the day-to-day portfolio investment management decisionmaking process subject to the oversight and review of Mr. Rea and ADS. Because Ladas & Hulings' fee will be paid by ADS out of its fees, the investment advisory fees for the Fund will not be increased if the Sub-Advisory Agreement is approved. Although Ladas & Hulings has not previously provided investment advisory services to a registered investment company, Ladas & Hulings has been providing investment advisory services to individuals and institutional clients, including pension accounts, trusts and charitable organizations since 1970.

         It is proposed that Ladas & Hulings will rely upon an investment committee consisting of several of its investment analysts and professionals to conduct the day-to-day investment management responsibilities of the Fund's portfolio.

The Directors' Considerations and Recommendations

         In approving the Sub-Advisory Agreement and determining to submit it to shareholder for approval, the Directors concluded that the compensation to be paid to Ladas & Hulings by ADS is fair and reasonable. In making this determination, the Directors considered several factors. The factors considered by the Board included: (1) the level of the sub-investment advisory fees under the Sub-Advisory Agreement and the fees paid by other comparable funds for similar sub-investment advisory services; (2) the fact that the payment of the sub-advisory fees would not result in an increase in the Fund's total investment advisory fees; and (3) the experience and qualifications of Ladas & Hulings as investment advisers and their prior performance investing in a manner similar to JBRI.

Required Vote

         The approval of the Sub-Investment Advisory Agreement requires the affirmative vote of a majority of the Fund's outstanding voting securities, which for these purposes means the vote (i) of 67 percent or more of the voting securities present at the Meeting, if the holders of more than 50 percent of the outstanding voting securities of the Fund are present or represented by proxy, or (ii) of more than 50 percent of the outstanding voting securities of the Fund, whichever is less.

         THE DIRECTORS RECOMMEND THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE SUB-INVESTMENT ADVISORY AGREEMENT, AND ANY SIGNED BUT UNMARKED PROXIES WILL BE SO VOTED.

                                   PROPOSAL 3

                              ELECTION OF DIRECTORS

         It is being proposed that all of the current Directors of the Fund stand for election and in addition that Mr. Klaus Conradi stand for election as a new Director. All Directors are elected to serve indefinitely until his or her resignation or removal or until his or her successor is duly elected and qualified.

         Proxies which do not contain specific instructions to the contrary will be voted in favor of the election of the nominees shown below. Set forth below is certain information about each nominee:

                                                                             Principal Occupation During
          Name and Age                Position with the Fund                     the Past Five Years

James B. Rea, Jr.*                President, Secretary and        President and Director of James Buchanan Rea,
12100 Wilshire Blvd.              Chairman of the Board           Inc., investment advisor, broker-dealer,
Los Angeles, CA  90025            (1982 to present)               underwriter and distributor for the Fund.
Age: 42

Gerald M. Borden                  Director                        Orthodontic Specialist. President of Gerald H.
12100 Wilshire Blvd.              (1982 to present)               Borden, D.D.S., Inc. of Westlake Village,
Los Angeles, CA 90025                                             California.
Age: 75

John P. Shelton                   Director                        Professor Emeritus of Finance at Anderson
12100 Wilshire Blvd.              (1988 to present)               Graduate School of Management, UCLA.  Chartered
Los Angeles, CA 90025                                             Financial Analyst, PH.D. in Economics and board
Age: 77                                                           member of (1) Paramount Mutual Fund, Los Angeles,
                                                                  CA.,  and  (2)
                                                                  Genisco
                                                                  Technology
                                                                  Corp.,
                                                                  (electronics),
                                                                  Cypress, CA.

J. Victor Monke                   Director                        Psychiatrist; Psychoanalyst. Recent President,
12100 Wilshire Blvd.              (1983 to present)               Southern California Psychoanalytic Institute,
Los Angeles, CA 90025                                             attending Psychiatrist Cedars-Sinai Medical
Age: 83                                                           Center, Los Angeles, California; Associate
                                                                  Clinical
                                                                  Professor   of
                                                                  Psychiatry,
                                                                  University  of
                                                                  California  at
                                                                  Los   Angeles,
                                                                  Formerly
                                                                  General
                                                                  Partner
                                                                  Nebraska
                                                                  Company,  real
                                                                  estate
                                                                  management;
                                                                  Trustee
                                                                  American
                                                                  Psychoanalytic
                                                                  Association
                                                                  and   Southern
                                                                  California
                                                                  Psychoanalytic
                                                                  Institute.

R. Paul Toeppen                   Director                        President, Toeppen and Company, Los Angeles,
12100 Wilshire Blvd.              (1982 to present)               California, management and financial consultants.
Los Angeles, CA 90025
Age: 76

James Tracy                       Director                        Managing partner, Tracsam Associates, real estate
12100 Wilshire Blvd.              (1983 to present)               developer and manager; formerly Secretary and
Los Angeles, CA 90025                                             Treasurer, Barber-Colman Company (capital goods
Age: 77                                                           manufacturer), Rockford, Illinois.

Thomas Fitzgerald                 Director                        President, T.H. Fitzgerald & Co. (Registered
12100 Wilshire Blvd.              (1988 to present)               Investment Advisor), New York and Connecticut.
Los Angeles, CA 90025                                             Formerly Editor Money Market Directory of
Age: 65                                                           Institutional Investors and their Money Managers.

Klaus Conradi*                    None                            Chief Executive Officer of American Diversified
Kurfurstendamm 225                                                Holdings AG, Berlin Germany; President, American
Berlin, 10719 Germany                                             Diversified Corporation and a Director of Immofin
Age: 27                                                           GMBH, Berlin, Germany.

---------------------------

* Mr. Rea is currently an "interested person" of the Fund (as defined in the Investment Company Act of 1940) due to his position with JBRI and, if elected, and if Proposal 1 is approved, he would continue to be deemed an "interested person" due to his proposed position with ADS.

* If elected, Mr. Conradi would be considered an "interested person" (as defined in the Investment Company Act of 1940) in the event that the Transaction discussed in Proposal 1 occurs and the New Investment Advisory Agreement is approved due to his ownership interest in ADS.


         Directors other than those affiliated with James Buchanan Rea, Inc. ("JBRI") receive a fee of $200 for each Board of Directors meeting attended and $100 per Audit Committee attended, plus reimbursement of related expenses for attendance at meetings. For the fiscal year ended March 31, 1997, such fees and expenses aggregated $9,058 the unaffiliated Directors as a group. During the fiscal year ended March 31, 1997, there were four meetings of the Board. During this period two of the incumbent Directors, Mr. Fitzgerald and Mr. Toeppen, attended less than 75% of the aggregate of the total number of Board meetings and the total number of Committee meetings for the Committees on which that Director serves.

         The Fund has a Audit Committee, presently consisting of Drs. Borden and Shelton and Mr. Tracy, none of whom are "interested persons" as defined in the 1940 Act. The Audit Committee reviews both the audit and non-audit work of the Fund's independent public accountants, submits a recommendation to the Directors as to the selection of independent public accountants, and reviews generally the maintenance of the Fund's records and the safekeeping arrangements of the Fund's custodian. The Audit Committee of the Fund held two meetings in the last fiscal year.

         For the fiscal year ended March 31, 1997, the Nominees (other than Mr. Conradi who was not a Director during this period) received the following compensation from the Fund:

                                                           Pension or
                                                           Retirement                            Total Compensation
                                       Aggregate        Benefits Accrued        Est. Annual        From All Funds
                                  Compensation from      As Part of Fund       Benefits Upon       Managed by JBRI
        Name of Nominee                the Fund             Expenses            Retirement

James Buchanan Rea, Jr.                 None                   N/A                  N/A                  None
Gerald M. Borden                        $1,000                 N/A                  N/A                  $1,000
John P. Shelton                         $1,000                 N/A                  N/A                  $1,000
J. Victor Monke                         $  600                 N/A                  N/A                  $  600
R. Paul Toeppen                         $  200                 N/A                  N/A                  $  200
James Tracy                             $  800                 N/A                  N/A                  $  800
Thomas Fitzgerald                       $  200                 N/A                  N/A                  $  200


         The following are the officers of the Fund who are not Directors. The address of all such officers is 12100 Wilshire Blvd., Suite 680, Los Angeles, California 90025.

                                                   Principal Occupation During
    Name and Age       Position with the Fund          the Past Five Years

Frances L. Rea              Treasurer              Vice President, Secretary and
Age:  73                                           Director of James Buchanan
                                                   Rea, Inc., Director of
                                                   Counseling Center, Bel Air
                                                   Presbyterian Church.


         As of the Record Date, the Directors and officers of the Fund as a group owned ____% of the outstanding shares of common stock of the Fund. It is anticipated that the Directors and officers will vote their shares in favor of each of the Proposals.

         Required Vote

         The election of each of the above nominees requires the affirmative vote of a majority of the votes cast at the Meeting by shareholders of the Fund.

                                OTHER INFORMATION

Share Ownership of the Fund

         The following table sets forth the information concerning beneficial ownership, as of the Record Date, of the Fund's shares by each person who beneficially owns more than five percent of the voting securities of the Fund:


                                             Shares Beneficially             Percentage of Outstanding
       Name and Address of Shareholder             Owned1                            Shares Owned

James B. Rea, Jr.
12100 Wilshire Blvd.
Suite 680
Los Angeles, CA  90025

Mr. R. Paul Toeppen
12100 Wilshire Blvd.
Suite 680
Los Angeles, CA  90025

The Rea Community Property Living Trust
12100 Wilshire Blvd.
Suite 680
Los Angeles, CA  90025

The James Buchanan Rea, Inc.
Profit Sharing Plan
12100 Wilshire Blvd.
Suite 680
Los Angeles, CA  90025

---------------------------

(1) Beneficial ownership is as defined under Section 13(d) of the Securities Exchange Act of 1934.


Manner of Voting Proxies

         All proxies received by the Management of the Fund will be voted on all matters presented at the Meeting, and if not limited to the contrary, will be voted FOR Proposals 1 through 3.

         Management knows of no other matters to be brought before the Meeting. If, however, any other matters properly come before the Meeting, it is Management's intention that proxies not limited to the contrary will be voted in accordance with the judgment of the persons named in the enclosed form of proxy.

         Broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will have the same effect as abstentions in determining whether an issue has received the requisite approval. Where the broker or nominee has no discretion to vote the shares as to one or more proposals before the Meeting, the non-voted shares will be excluded from the pool of shares voted on such issues. Thus, abstentions and non-votes will have the same effect as a negative vote on issues requiring the affirmative vote of a specified portion of the Fund's outstanding shares, but will not be considered votes cast and thus will have no effect on matters requiring approval of a specified percentage of votes cast.

         In the event that at the time any session of the Meeting is called to order a quorum is not present in person or by proxy, the persons named as proxies may vote those proxies which have been received to adjourn the Meeting to a later date. In the event that a quorum is present but sufficient votes in favor of any of Proposals 1 through 3 set forth in the Notice of Meeting have not been received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitations of proxies with respect to those items. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote those proxies which they are entitled to vote for any such item in favor of such an adjournment, and will vote those proxies required to be voted against any such item against any such adjournment. A shareholder vote may be taken on one or more of the items in this Proxy Statement prior to such adjournment if sufficient votes for its approval have been received and it is otherwise appropriate.

Submission of Certain Proposals

         Proposals of shareholders which are intended to be presented at a future shareholders' meeting must be received by the Fund by a reasonable time prior to the Fund's solicitation of proxies relating to such future meeting. Shareholder proposals must meet certain requirements and there is no guarantee that any proposal will be presented at a Shareholder meeting.

Additional Information

         The expense of the preparation, printing and mailing of the enclosed form of proxy, this Notice and Proxy Statement and other expenses relating to the Meeting will be borne jointly by JBRI and ADS. To obtain the necessary representation at the Meeting, supplementary solicitations may be made by mail, telephone, or interview by officers of the Funds and/or employees of JBRI.

         It is the current intention of ADS, in the event that Proposals 1 and 2 are approved, to change the name of the Company from Rea-Graham Funds, Inc. to American Diversified Funds, Inc. in order to better identify the role that ADS will play with the Company in the future. It should be noted that ADS does not intend to change the name of the Fund which will remain the Rea-Graham Balanced Fund.

                IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY



December __, 1997

                 PRELIMINARY PROXY MATERIALS -- FOR SEC USE ONLY

                                      PROXY

                           REA-GRAHAM BALANCED FUND OF
                             REA-GRAHAM FUNDS, INC.

                         SPECIAL MEETING OF SHAREHOLDERS

                                January 12, 1998


         The undersigned hereby appoints _______________ and _______________ and each of them, his attorneys and proxies with full power of substitution to vote and act with respect to all shares of Rea-Graham Balanced Fund (the "Fund") held by the undersigned at the Special Meeting of Shareholders of the Fund to be held at 10:00 a.m., Eastern Time, on January 12, 1998, at the offices of the Fund's transfer agent, PFPC, Inc., 400 Bellevue Parkway, Suite 108, Wilmington, Delaware 19809, and at any adjournment thereof (the "Meeting"), and instructs them to vote as indicated on the matters referred to in the Proxy Statement for the Meeting, receipt of which is hereby acknowledged, with discretionary power to vote upon such other business as may properly come before the Meeting.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE FUND. The Board of Directors recommends that you vote FOR each of the Nominees and FOR each of the following proposals:

          1.       Approve a new Investment Advisory Agreement for the Fund.

                  [  ]FOR           [  ]AGAINST          [  ]ABSTAIN

          2.       Approve a new Sub-Investment Advisory Agreement for the Fund.

                  [  ]FOR           [  ]AGAINST          [  ]ABSTAIN

          3.       Election of Directors:

                   James Buchanan Rea, Jr.   James Tracy       Thomas Fitzgerald
                   Gerald M. Borden          J. Victor Monke   Klaus Conradi
                   John P. Shelton           R. Paul Toeppen

                  [  ]FOR ALL          [  ]AGAINST ALL       [  ]FOR ALL EXCEPT

                  --------------------------------------------------------------
                 (Only use to withhold authority to vote on individual Nominees)



This proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES AND FOR ALL OF THE PROPOSALS.


         Receipt of the Notice of Special Meeting and Proxy Statement is hereby acknowledged.


                                               Dated _____________________, 1997


                                           -------------------------------------
                                  Name of Shareholder(s) -- Please print or type


                                           -------------------------------------
                                                  Signature(s) of Shareholder(s)


                                           -------------------------------------
                                                  Signature(s) of Shareholder(s)


This proxy must be signed by the beneficial owner of Fund shares. If signing as attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add title as such.

             PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT IN

                       THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                      EXHIBIT A

                          INVESTMENT ADVISORY AGREEMENT


         AGREEMENT made as of the 1st day of January, 1998, between REA-GRAHAM FUNDS, INC. (hereinafter referred to as the "Fund") and AMERICAN DIVERSIFIED SECURITIES, INC., a corporation organized under the laws of the State of Nevada (hereinafter referred to as the "Investment Adviser").

                   1. The Investment Adviser agrees, during the life of this Agreement, to furnish the Fund with investment research, advice and supervision and will continuously furnish the Fund with an investment program for the assets of the Fund consistent with the provisions of the Articles of Incorporation of the Fund and the investment policies adopted and declared by its Board of Directors.

                   2. The Investment Adviser is not required to furnish any overhead items or facilities for the Fund including trading desk facilities or daily pricing. In rendering such advisory services to the Fund pursuant to this Agreement, the Investment Adviser may employ, retain or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing itself or the Fund with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities and other properties and assets, or such other information, advice or assistance as the Adviser may deem necessary, appropriate or convenient for the discharge of its overall responsibilities with respect to the Fund and the other accounts which it or its affiliates serve as investment adviser.

                   3. In addition to being responsible for supplying recommendations regarding the purchase and sale of securities by the Fund, the Adviser shall recommend brokers and dealers for execution of the Fund's portfolio transactions. The foremost consideration in making such recommendations will be the Fund's obtaining best price and execution. Secondarily, the Adviser may take into account certain additional services provided by broker-dealers to the Fund. The Adviser and any person performing executive, administrative or trading functions for the Fund, whose services are made available to the Fund by the Adviser, are specifically authorized to recommend to the Fund that it allocate brokerage and principal business to firms that provide such services or facilities which, if accepted, might cause the Fund to pay a member of a securities exchange or any other securities broker or dealer an amount of commission or "mark-up" for effecting the securities transaction in excess of the amount of commission, or at a less advantageous price another member of the exchange, broker or dealer would have charged for effecting that transaction, if the Adviser or such person determine in good faith that such amount of commission, or "mark-up", as the case may be, is reasonable in relation to the value of the brokerage and research (as such services are defined in Section 28(e) of the securities and Exchange Act of 1934) provided by ouch member, broker or dealer, viewed in terms of either that particular transaction or the Adviser's evaluation of such person's overall responsibilities with respect to accounts as to which the Adviser or such person exercise investment discretion (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934).

                   4. The Fund may purchase and/or sell many securities which are also purchased or sold by the Investment Adviser, or its affiliates or other investment advisory clients. The orders for all such securities transactions will be placed for execution by methods so as to be impartial and fair for all parties.

                   5. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser, or of reckless disregard of its obligations hereunder, the Investment Adviser shall have no liability to the Fund or any shareholder of the Fund for any error of judgment, mistake of law, or any loss arising out of any investment or for any other act or omission in the performance by the Investment Adviser of its duties under this Agreement.

                   6. The Fund agrees, during the life of this Agreement, to pay to the investment Adviser as compensation for such services a fee of 1/12th of 1% monthly (equivalent to 1% annually) on the first $20,000,000 of the net assets of the Fund as of the close of business on the last business day of each calendar month during the Fund's fiscal year, reduced to 1/12th of .75% monthly (equivalent to .75% annually) of such net assets in excess of $20,000,000 up to $100,000,000, reduced to 1/12th of .5% monthly (equivalent to .5% annually) of such not assets in excess of $100,000,000 up to $200,000,000, and reduced to 1/12th of .45% monthly (equivalent to .45% annually) of all such net assets in excess of $200,000,000.

                   7. This Agreement shall remain in full force and effect until two years from the date hereof and thereafter from year to year to the extent such continuance is approved annually by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund (as defined by the Investment Company Act of 1940) and also, in either event, approval by a majority of those Directors who are not parties to the Contract or interested persons of any such party.

                   8. This Agreement may be terminated by the Fund at any time on sixty (60) day's written notice without payment of penalty, provided that such termination by the Fund shall be directed or approved by the vote of a majority of the Directors of the Fund in office at the time or by the vote of a majority of the outstanding voting securities of the Fund (as defined by the Investment Company Act of 1940).

                   9. This Agreement shall automatically and immediately terminate in the event of its assignment.

                   10. The Investment Adviser will maintain its books and records or duplicate copies thereof relating to the Fund and will comply with Section 31 of the Investment Company Act of 1940 and the rules thereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and their respective corporate seals to be hereunto duly affixed and attested.


                                          REA-GRAHAM FUNDS, INC., on behalf of
                                          Rea-Graham Balanced Fund


                                          By __________________________________
                                                  James B. Rea, Jr., President


(Seal)
ATTEST:


-------------------------------
      (Secretary)


                                          AMERICAN DIVERSIFIED SECURITIES, INC.


                                          By __________________________________
                                                  James B. Rea, Jr., President


(Seal)
ATTEST:


------------------------------
     (Secretary)

                             SUB-ADVISORY AGREEMENT


     AGREEMENT made this 1st day of January, 1998, between American Diversified Securities, Inc. (the "Adviser") and Ladas & Hulings, Inc. (the "Sub-Adviser").

     WHEREAS, Rea-Graham Funds, Inc. (the "Company") is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, Rea-Graham Balanced Fund (the "Fund") is a separate investment series of the Company; and

     WHEREAS, the Adviser has been appointed investment adviser to the Fund; and

     WHEREAS, the Adviser desires to retain the Sub-Adviser to assist it in the provision of a continuous investment program for the Fund and the Sub-Adviser is willing to do so upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. Appointment. The Adviser hereby appoints the Sub-Adviser to act as sub-adviser to the Fund as permitted by the Adviser's Investment Advisory
Agreement with the Company pertaining to the Fund. Intending to be legally bound, the Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2. Sub-Advisory Services. Subject to the supervision of the Board of Directors, the Sub-Adviser shall assist the Adviser in providing a continuous investment program with respect to the Fund's portfolio, including investment research and management with respect to all securities and investments and cash equivalents in the Fund. The Sub-Adviser may, subject to the Adviser's review, determine the securities and investments to be purchased, sold or retained by the Fund, and the Sub-Adviser may place orders directly with the issuer or any broker or dealer for such securities and investments. The Sub-Adviser will provide services under this Agreement in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's prospectus and Statement of Additional Information, which shall be forwarded to the Sub-Adviser by the Adviser from time to time, and resolutions of the Board of Directors applicable to the Fund provided those resolutions are communicated to the Sub-Adviser and a reasonable amount of time is provided in order for it to comply.

     Without limiting the generality of the foregoing, the Sub-Adviser further agrees that it:

                  (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

                  (b) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission under the 1940 Act applicable to sub-advisers to registered investment companies and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Sub-Adviser;

                  (c) will place or cause to be placed orders for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Sub-Adviser will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation and to the extent permitted by the 1940 Act, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Adviser with research advice and other services;

                  (d) will maintain or cause to be maintained all books and records with respect to the securities transactions of the Fund and will furnish the Board of Directors with such periodic and special reports as the Board may request; and

                  (e) will treat confidentially and as proprietary information of the Company all records and other information relative to the Company and the Fund and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder.

     3. Services Not Exclusive. Except as provided herein, the services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

     4. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     5. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund.

     6. Compensation. For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, the Sub-Adviser will be entitled to a fee, computed daily and payable monthly by the Adviser, calculated as follows: (i) .50% per annum of the first $20 million of the Fund's average daily net assets; (ii) .375% per annum of the next $80 million of such assets; (iii)
 .25% per annum of the next $100 million of such assets; and (iv) .225% of such assets in excess of $200 million..

     7. Limitation of Liability. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing herein shall in any way constitute a waiver or limitation of any rights that the Company, the Fund or the Adviser may have under the United States federal or State securities laws, which may impose liability on persons who act in good faith.

     8. Duration and Termination. Unless sooner terminated, this Agreement shall continue until January 1, 2000, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Company's Board of Directors or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50 % of the outstanding shares of the Fund are present in person or by proxy or
(b) more than 50 % of the outstanding shares of the Fund, provided that in either event its continuance also is approved by a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement (the "Independent Directors"), by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time without penalty, on 60 days' notice, by the Adviser, the Sub-Adviser or by the Board of Directors or by vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50 % of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50 % of the outstanding shares of the Fund. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

     9. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     10. Governing Law. This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the State of California.

     11. Possession of Fund Assets. At all times the assets of the Fund (consisting of all cash, securities and other instruments held by the Fund) shall remain exclusively under the management and control of the Fund's custodian. At no time will the Sub-Adviser have custody or possession of any such assets of the Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



                      AMERICAN DIVERSIFIED SECURITIES, INC.



                         By:____________________________


                         Name:_________________________


                        Title:__________________________


                      LADAS & HULINGS, INC.



                         By:____________________________


                         Name:_________________________


                        Title:__________________________